Exhibit 1.2

AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT

July 20, 2020

B. Riley FBR, Inc.

299 Park Avenue, 7th Floor

New York, NY 10171

Cantor Fitzgerald & Co.

110 East 59th Street
New York, NY 10022

National Securities Corporation

200 Vesey Street, 25th Floor

New York, NY 10281

Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor

New York, NY 10004

Ladies and Gentlemen:

Mustang Bio, Inc. (the “Company”), together with B. Riley FBR, Inc., Cantor Fitzgerald & Co., National Securities Corporation and Oppenheimer & Co. Inc. (each an “Agent,” and collectively, the “Agents”) are parties to that certain At Market Issuance Sales Agreement dated July 27, 2018 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.                Section 1 of the Original Agreement is hereby amended to replace:

“Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”

With,

“Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.”

2.                   All references to “July 27, 2018” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “July 27, 2018 (as amended by Amendment No. 1 to At Market Issuance Sales Agreement, dated July 20, 2020)”.

3.                   Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

4.                   Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

5.                   Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.                   Waiver of Jury Trial. The Company and the Agents each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

7.                   Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

2

If the foregoing correctly sets forth the understanding among the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agents.

Very truly yours,
MUSTANG BIO, INC.
By:	/s/ Manuel Litchman, M.D.
Name:	Manuel Litchman, M.D.
Title:	President and Chief Executive Officer

b. riley fbr, inc.
By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking
CANTOR FITZGERALD & CO.
By:	/s/ Bala Murty
Name:	Bala Murty
Title:	Chief Operating Officer

NATIONAL SECURITIES CORPORATION
By:	/s/ Jonathan Rich
Name:	Jonathan Rich
Title:	EVP, Head of Investment Banking
OPPENHEIMER & CO. INC.
By:	/s/ Michael A. Margolis, R.Ph.
Name:	Michael A. Margolis, R.Ph.
Title:	Managing Director, Co-Head of Healthcare Investment Banking

[Signature page to Amendment No. 1 to At Market Issuance Sales Agreement]